Exhibit 10.11
EMPLOYMENT AGREEMENT

THIS AGREEMENT made this 10th day of May, 2006, by and between StarInvest Group, Inc., a Nevada corporation with its principal office at 3300 North A Street, Suite 2-210, Midland, TX 79705 (hereinafter "STIV" or the "Company" or the "Corporation") and Robert H. Cole, President of R & J Cole, Inc. (hereinafter "Cole" or the "Executive") residing at 5102 los Alamitos Ct., Midland, TX 79705.

WITNESSETH

WHEREAS, the said Cole is to be the Chairman of the Board of Directors and the Chief Executive Officer of STIV and an integral part of management and STIV desires to assure itself of his continuing services and of a continuity in management and also desires to assure Cole of continued employment during the period of employment hereunder and of retirement benefits upon his retirement, and

WHEREAS, Cole is willing to commit himself to continue to remain in the employ of STIV, and, except as is provided hereinafter, to forego opportunities elsewhere during such period on the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties, intending to be legally bound hereby, agree as follows:

1. EMPLOYMENT AND TERM:

(a) The Company hereby agrees to employ Cole,, and the said Cole hereby agrees to be employed by STIV, upon the terms and conditions hereinafter stated, for a Period of Employment which shall commence on May 10, 2006, (hereinafter the "Commencement Date" and which shall be deemed the date of this Agreement) and, subject only to the express terms of this Agreement relating to death and disability, shall i) continue until the close of business on December 31, 2008 (the “Terminal Date”) or ii) until such later date as the parties shall agree upon, or iii) upon such other date as shall result from the operation of the terms and conditions of this Agreement, or iv) until Executive shall die, or v) until Executive is disabled as defined hereinafter. In the event that Executive shall continue in the full-time employment of the Company after December 31, 2008, such employment shall continue to be subject to the terms and conditions of this Agreement, as now stated or as hereafter amended, and the Period of Employment shall include the entire period during which Executive in fact continues in such employment.

(b) The termination date of December 31, 2008 set forth in (a) above shall be extended for five years, as of that date and as of each subsequent fifth anniversary of that date, unless either party shall have given to the other party notice, in the manner hereinafter provided, no later than on September 30, 2008, or September 30th of each subsequent fifth anniversary year of employment, that the Terminal Date is not to be extended. Upon such Terminal Date Executive shall be vested with all of the pension benefits commensurate with twenty years service with the Company, its successors or assigns, pension, profit sharing, incentive stock option, supplemental retirement or other compensation plans for qualified and non-qualified executive employees of the Company, now or hereafter implemented.

2. POSITION, DUTIES AND RESPONSIBILITIES:

(a) It is contemplated that during the Period of Employment Executive will serve as Chief Executive Officer and Chairman of the Board of Directors of the Company, its successors and assigns, with office(s) and title(s), reporting responsibility, duties, other responsibilities importance and scope, and with the functions, duties and responsibilities attached thereto and as the same may be changed, in writing, from time to time after the date of this Agreement by mutual agreement of the parties.

Notwithstanding the foregoing, the parties further agree that they shall be deemed to have mutually agreed to a change in office(s), title(s), reporting responsibility, duties and responsibilities, at any time, if such change shall have been assigned by the Board of Directors of the Company and Executive, shall have agreed in writing in advance to such change, and provided that in all events the salaries and benefits reserved to Executive shall not be reduced or compromised in any manner.

(b) Executive's office(s), title(s), reporting responsibility, duties and responsibilities as of the date of this Agreement, may not be changed after the date of this Agreement without the written consent of Executive.

(c) During the Period of Employment Executive shall, without compensation other than that herein provided (unless the Board of Directors of the Company shall assign an additional salary for said continued service), also serve and continue to serve, if and when elected and re-elected, as an officer or director, or both, of any subsidiary, division or affiliate of the Company, provided Executive shall not be obliged to relocate from the Midland, Texas area and shall not incur any personal liabilities therefore that the Company does not bond or insure against in amounts satisfactory to Executive.

(d) Throughout the Period of Employment Executive shall devote his primary time and attention during normal business hours to the business and affairs of the Corporation except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude Executive from devoting reasonable periods required for i) serving as a director of any business, corporation involving no conflict of interest with the interest of the Corporation; (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions; (iii) engaging in charitable and community activities; and (iv) managing investments, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

(e) Unless otherwise agreed to by Executive, the office of Executive shall be located at the principal offices of the Company within the area of Midland, Texas and Executive shall not be required to locate his office elsewhere without his prior written consent. Executive shall not be required to travel outside the Midland, Texas area more than 60 days per annum.

3. COMPENSATION, COMPENSATION PLANS, PERQUISITES:

Upon execution of this Agreement and for all services rendered by Executive in any capacity during the Period of Employment, including, without limitation, services as an executive, officer, director or member of any committee of the Company or of any subsidiary, division or affiliate thereof, effective May 10, 2006, Executive shall be paid as compensation a base annual salary of $0. This will continue through January 2007. Beginning in February 2007, R & J Cole, Inc. shall be paid as compensation a base annual salary of $30,000, payable in equal monthly payments of $2,500, and together with such increases as shall be awarded by the Company from time to time effective in accordance with the Company's regular administrative practices of other salary and bonuses applicable to executives of the Company (such as attendance fees for Board of Directors meetings) in effect from time to time, together with incentive awards or bonuses provided for herein, if any, and such annual short-term and long-term incentive awards and bonuses, including qualified and non-qualified stock options, provided for under any compensation plan, or any successor compensation plan in effect as of the date of this Agreement or that may be adopted by the Company during any period of employment, or as may be awarded from time to time by the Board of Directors of the Company or a duly authorized committee thereof in its sole discretion.

Any increase in salary or in annual incentive award or other compensation, including stock options, paid or payable to Executive shall in no way diminish any other obligation of the Company under this Agreement. [Bob: I don’t think the Additional Compensation Plan exists]

During the Period of Employment Executive there will be no benefits provided. R & J Cole, Inc. will furnish office space for STIV at no monthly charge.

During the time the Company is subject to the Investment Company Act of 1940, as amended, no compensation of any form whatsoever (including grants of stock options) shall be granted or paid in violation of such Act, and any provisions of this Agreement in violation of such Act shall be deemed null and void.

4. EFFECT OF DEATH OR DISABILITY:

(a) In the event of the death of Executive during the Period of Employment, there will be no benefits paid, other than what has been described above.

(b) In the event of the Total Disability of Executive during the Period of Employment Executive shall receive 100% of his compensation, until such time that the Board can replace him.

(c) If during the Period of Employment Executive shall become temporarily, or intermittently, disabled through illness or accident from performing his duties hereunder, he shall be entitled to a leave of absence from his employment duties for the period of such temporary, or intermittent, disability, not to exceed 180 days in any twelve month period. Executive's full compensation and status as an employee shall continue during any such temporary, or intermittent, disability and leaves of absence.

(d) In the event of the death of Executive during the Period of Employment the Company, this agreement is terminated.

5. TERMINATION:

Employment, the provisions of this Article shall apply. Any provision of this Agreement to the contrary notwithstanding, the payments, benefits, service credit for benefits and other matters provided by this Article in the event of such a Termination are in addition to any payments, benefits, service credit for benefits and other matters herein provided that may apply in such event.

(a) In the event of a Termination and subject to the provisions of this Agreement, relating to mitigation of damages, and to compliance by Executive with the provisions relating to confidential information, the Corporation shall, as liquidated damages or severance pay, or both, pay to Executive and provide him, his dependents, beneficiaries and estate, with compensation for one month of service after the month in which Termination shall have occurred at the rate being paid at the time of Termination.

(b) If a Change in Control of the Company, as defined below, shall have occurred at any time during the term hereof, as same may be extended from time to time, the Company shall pay to Executive, in cash, within ninety (90) days following such termination an amount equal to two (2) times the amount of Executive's then monthly salary times, on time.

(c) The word "Termination," for the purpose of this of this Agreement, shall mean

(i) Termination by the Company its successors or assigns of the employment of Executive by the Company and its subsidiaries for any reason other than for Cause as defined below or for Disability as defined above; or

(ii) Termination by Executive of his employment by the Company and its subsidiaries upon the occurrence of any of the following events:

   (A) Failure to elect or re-elect Executive as Chief Executive Officer or as Chairman of the Board of Directors of the Company during the Period of Employment, or removal of Executive from, any of the office(s) described above;

   (B) A significant change in the nature or scope of Executive's authorities, powers, functions or duties, or a reduction in compensation, which is not remedied within 30 days after receipt by the Company of written notice from Executive;

   (C) A determination by Executive made in good faith that as a result of a Change in Control of the Company, as defined in below, and a change in circumstances thereafter and since the date of this Agreement significantly affecting his position, he is unable to carry out the authorities, powers, functions or duties attached to his position and contemplated by this Agreement and the situation is not remedied within 30 days after receipt by the Company of written notice from Executive of such determination;

   (D) A breach by the Corporation of any provision of this Agreement not embraced within the foregoing clauses of this subparagraph which is not remedied within 30 days after receipt by the Company of written notice from Executive;

(E) The liquidation, dissolution, consolidation or merger of the Company or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Company under this Agreement but without releasing the corporation that is the original party to this Agreement; provided that in any event set forth in this subparagraph Executive shall have elected to terminate his employment under this Agreement upon not less than thirty and not more than ninety days' advance written notice to the Board of Directors of the Company, attention of the Secretary, given, except in the case of a continuing breach, within three calendar months after (A) failure to be so elected or re-elected, or removed, (B) expiration of the thirty-day cure period with respect to such event, or (C) the closing date of such liquidation, dissolution consolidation, merger or transfer of assets, as the case may be. An election by Executive to terminate his employment given under the provisions of this paragraph shall not be deemed to be a voluntary termination of employment by Executive for the purpose of this Agreement or any plan or practice of the Company.

(d) For the purpose of any provision of this Agreement, the termination of Executive's employment shall be deemed to have been for Cause only (i) if termination of his employment shall have been the result of a proven act or acts of dishonesty, constituting a felony, adjudicated by a competent court having jurisdiction of Executive and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company.

(e) Anything in this paragraph or elsewhere in this Agreement to the contrary notwithstanding, the employment of Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place (i) as the result of bad judgment or negligence on the part of Executive, or (ii) as the result of an act or omission without intent of gaining a profit there from, directly or indirectly, to which Executive was not legally entitled, or (iii) because of an act or omission believed by Executive in good faith to have been in or not opposed to the interests of the Company, or (iv) for any act or omission in respect of which a determination could properly be made that Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (A) the Bylaws of the Company, or (B) the laws of either the State of Nevada, or (C) the directors' and officers' liability insurance of the Company, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or (v) as the result of an act or omission which occurred more than twelve calendar months prior to Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than Executive, if he is then a member of the Board of Directors), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (vi) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than Executive, if he is then a member of the Board of Directors) more than twelve calendar months prior to notice having been given to Executive of the termination of his employment.

(f) In the event that Executive's employment shall be terminated by the Company during the Period of Employment and such termination is alleged to be for Cause, or Executive's right to terminate his employment under this Agreement shall be questioned by the Company, or the Company shall withhold payments or provisions of benefits because Executive is alleged to be engaged in Competition in breach of the provisions of this Agreement or for any other reason, Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration in New York City under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Company or, at Executive's sole and exclusive option, to institute a judicial proceeding, in either case within ninety days after having received notice of termination of his employment or notice in any form that the termination of his employment is subject to question or that the Company is withholding or proposes to withhold payments or provision of benefits or within such longer period as may reasonably be necessary for Executive to take action in the event that his illness or incapacity should preclude his taking such action within such ninety-day period.

(g)  (i) In the event that the Company defaults on any obligation of this, Agreement and shall have failed to remedy such default within thirty (30) days after having received written notice of such default from Executive or his legal representatives, in addition to all other rights and remedies that Executive may have as a result of such default, Executive may demand and the Company shall thereupon be required to deposit, with the third-party stakeholder hereinafter described, an amount equal to the undiscounted value of any and all undischarged, future obligations of the Company under this Agreement and such amount shall thereafter be held, paid, applied or distributed by such third-party stakeholder for the purpose of satisfying such undischarged, future obligations of the Company when and to the extent that they become due and payable. Any interest or other income on such amount shall be paid over currently as earned by the "Company." To the extent not theretofore expended, such amount shall be repaid to the Company at such time as the third-party stakeholder, in its sole discretion, reasonably exercised, determines, upon the advice of counsel and after consultation with the Company and Executive or, in the event of his death, his beneficiary, that all obligations of the Company under this Agreement have been substantially satisfied.

(ii) Such amount shall, in the event of any question, be determined jointly by the firm of certified public accountants regularly employed by the Company and a firm of certified public accountants selected by Executive, in each case upon the advice of actuaries. To the extent the certified public accountants are unable to agree on a resolution of the question, such amount shall be determined by an independent firm of certified public accountants selected jointly by both firms of accountants.

6. NO OBLIGATION TO MITIGATE DAMAGES:

(a) In the event of a Termination other than a Voluntary Termination as defined herein, Executive shall have no obligation to mitigate damages by seeking other employment. Provided, further, that he shall not be required to accept a position of less dignity and importance or of substantially different character and salary than the highest position theretofore held by him with the Company or a position that would call upon him to engage in Competition within the meaning below.

(b) To the extent that Executive shall receive compensation, benefits and service credit for benefits from other employment secured pursuant to the provisions of the subparagraph above, the payments to be made and the benefits and service credit for benefits to be provided by the Company (other than the credit for Twenty (20) Years Constructive Service provided therein) shall be correspondingly reduced. Such reduction shall, in the event of any question, be determined jointly by the firm of certified public accountants regularly employed by the Company and a firm of certified public accountants selected by Executive, in each case upon the advice of actuaries to the extent the certified public accountants consider necessary, and, in the event such two firms of accountants are unable to agree on a resolution of the question, such reduction shall be determined by an independent firm of certified public accountants selected jointly by both firms of accountants.

7. CONFIDENTIAL INFORMATION:

(a) Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, except in his sole discretion as he may deem reasonable within the scope of his employment and in the interest of the Company, any confidential information obtained by him while in the employ of the Company, including without limitation, information relating to any of the Company's inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not preclude Executive from use or disclosure of information in furtherance of the Company business opportunities or of such information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or Court order. The agreement herein made in this paragraph shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon Executive in respect of confidential information and trade secrets of the Company, its subsidiaries and affiliates.

(b) Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company, and he will surrender to the Company any record, list, drawing, blueprint, specification or other document or property of the Company, its subsidiaries and affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company, its subsidiaries and affiliates, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Company.

8. SEVERANCE ALLOWANCE, COMPETITION:

(a) In addition to the foregoing, in the event of termination of the employment of Executive by the Company at any time prior to the attainment by Executive of 65 years of age and such termination shall be for any reason other than for Cause, as defined above, the Company, subject to the provisions below relating to Competition, shall pay Executive a severance allowance commencing on the first day of each month following termination of his employment and continuing on the first day of each month until the next "Terminal Date". Such severance allowance shall for each such month be an amount equal to the average Monthly Compensation of Executive for the twelve-month period preceding the Termination Date.

(b) During the period that the payments provided for in subparagraph (a) of this Article are required to be made, Executive, his dependents and beneficiaries, shall continue to be entitled to all benefits inclusive of service credit for benefits under employee benefit plans of the Company as if Executive were still employed during such period and, if and to the extent that such benefits shall not be payable under any such plan by reason of Executive's no longer being an employee of the Company, the Company shall itself pay or provide for payment of such benefits to Executive, his dependents and beneficiaries. The amount of any benefit payable under this paragraph shall be reduced by any corresponding benefit with respect to the same period for which the cost is payable by the Company under the provisions of this Agreement.

(c) (A) Subject to the provisions above, there shall be no obligation on the part of the Company to make any further payments provided for above and in this Article or to provide any further benefits specified above or in this Article if Executive shall, during the period that such payments are being made or benefits provided, engage in direct Competition with the Company as hereinafter defined, provided all of the following shall have taken place:

(i) The Secretary of the Company, pursuant to resolution of the Board of Directors of the Company, shall have given written notice to Executive that, in the opinion of the Board of Directors, Executive is engaged in such direct Competition, specifying the details;

(ii) Executive shall have been given a reasonable opportunity upon reasonable notice to appear before and to be heard by the Board of Directors prior to the determination of the Board evidenced by such resolution;

(iii) Executive shall neither have ceased to engage in such direct Competition within thirty days from his receipt of such notice nor diligently taken all reasonable steps to that end during such thirty-day period and thereafter.

(B) The word "Competition" for the purposes of this paragraph and any other provision of this Agreement shall mean (i) taking a management position with or control of a business engaged in the design, development, marketing or distribution of services and products which constituted 15% or more of the sales of the Company and its subsidiaries and affiliates during the last fiscal year of the Company preceding the termination of Executive's employment, in any geographical area in which the Company, its subsidiaries or affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition with the Company within the meaning of this paragraph, (ii) soliciting any person who is a customer of the businesses conducted by the Company, or any business in which Executive has been engaged on behalf of the Company and its subsidiaries or affiliates at any time during the term of this Agreement on behalf of a business described in clause (i) of this subparagraph or (iii) inducing or attempting to persuade any employee of the Company or any of its subsidiaries or affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of this subparagraph.

9. WITHHOLDING:

Anything to the contrary notwithstanding, all payments required to be made by the Company under this Agreement to Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company independent Certified Public Accounting firm may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes required by law to be withheld in respect of any or all of such payments.

10. NOTICES:

All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereto at the address stated from time to time in the Exhibit to this Agreement which address shall be such address as the addressee January have given most recently by a similar notice. Any such notice delivered in person shall be deemed to have been received on the date of delivery.

11. GENERAL PROVISIONS:

(a) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments to Executive, his dependents, beneficiaries or estate, provided for in this Agreement.

(b) The Company and Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained in this Agreement and, in the event of any such breach, the Company and Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

(c) No right or interest to or in any payments shall be assignable by Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

(d)(i) No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect

(ii) Executive shall not have any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under this Agreement.

(iii) Subject to the provisions above, nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Executive or any other person.

(iv) Subject to the provisions above, to the extent that any person acquires a right to receive payments from the Company under this Agreement, except to the extent provided by law such right shall be no greater than the right of an unsecured general creditor of the Company.

(v) Subject to the provisions above, all payments to be made under this Agreement shall be paid from the general funds of the Company and except as provided herein no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under this Agreement, except as set forth in paragraph 4(c). Provided, however, that the Company shall have, at its sole discretion, the right to substitute fully paid annuity policies in place and instead of any deferred compensation benefits provided that such annuity provide to Executive, and or his beneficiaries, payments at least equal to the payment of the deferred compensation as required under any plan of deferred compensation in which Executive may have been enrolled in at any time.

(e) The term "beneficiaries" as used in this Agreement shall, in the event of the death of Executive, will be R & J Cole, Inc., unless a change in beneficiary or beneficiaries designated on a form filed with the Company by Executive to receive any amount that may be payable after his death.

(f) In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

(g) If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding business day that is not a legal holiday.

(h) The titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

(i) This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs and legal representatives, and the Company and its successors, including and not limited to STIV as provided herein.

(j) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and with respect to the subject matter herein contained the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

12. AMENDMENT OR MODIFICATION; WAIVER:

No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Company or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by Executive and by an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

13. SEVERABILITY:

Anything in this Agreement to the contrary notwithstanding:

(i) In the event that any provision of this Agreement, or portion thereof, shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement and parts of such provision not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law;

(ii) Any provision of this Agreement, or portion thereof, which may be invalid or unenforceable in any jurisdiction shall be limited by construction thereof, to the end that such provision, or portion thereof, shall be valid and enforceable in such jurisdiction; and

(iii) Any provision of this Agreement, or portion thereof, which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision, or portion thereof, shall be valid and enforceable.

14. SUCCESSORS TO THE COMPANY

Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term "the Company for the purposes of this Agreement), but shall not otherwise be assignable by the Company.

15. CHANGE IN CONTROL

For the purpose of this Agreement, the term "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities or (b) during any period of 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-four month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.

16. GOVERNING LAW: The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Accepted and Agreed:	For StarInvest Group, Inc.

R & J Cole, Inc.	Signature

Robert H. Cole	Name and Title